PROSPECTUS Dated                            Pricing Supplement No. 23
July 8, 2005                                December 26, 2005



                  U.S. $18,000,000,000              Rule 424 (b)(3)
                                                Registration Statement
                FORD MOTOR CREDIT COMPANY          No. 333-125947

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
12/26/2005      4.77%               4.92%             5.07%